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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of YES! Entertainment Corporation for the registration of 8,118,112 shares of its common stock issued in connection with the conversion of convertible subordinated debentures and Series B Convertible Preferred Stock and the exercise of certain Warrants, and to the incorporation by reference therein of our report dated February 26, 1997, except as to Note 16, as to which the date is March 18, 1997, with respect to the consolidated financial statements and schedule of YES! Entertainment Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                              /s/  ERNST & YOUNG LLP
San Jose, California

September 26, 1997